EXHIBIT 10.2

                         EMPLOYMENT AGREEMENT
                         --------------------

     This Employment Agreement is made as of April 16, 1997 between DVL, Inc., a Delaware corporation (the "Company") and Gary Flicker (the "Employee").

                               RECITALS

     The Company desires to employ the Employee as an executive officer, and the Employee desires to accept such employment, upon the terms and conditions hereinafter set forth.


                              WITNESSETH:

    NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

     1. EMPLOYMENT. Effective as of April 16, 1997, the Company hereby employs the Employee as the Chief Financial Officer and Vice President of the Company, and the Employee accepts such employment and agrees to devote his full business time and efforts to the performance of his duties hereunder. During the term of employment under this Agreement (the "Employment Term"), the Employee shall perform such duties as shall reasonably be required of him by the President of the Company. Employee agrees to commence work as an officer of the Company on April 16, 1997. Employee represents and warrants to the Company as follows: (1) Employee's execution and delivery of this Agreement and his performance of his duties and obligations hereunder will not conflict with, or cause a default under, or give any person or entity a right to damages under, or to terminate, any other agreement to which Employee is a party or which he is bound, (2) there are no agreements or understandings that would make unlawful Employee's execution or delivery of this Agreement or his employment hereunder and (3) this Agreement contains the entire agreement of Employee and the Company with respect to the employment by the Company of Employee and no other promises, representations or agreements exist between Employee and the Company.

     2. EMPLOYMENT TERM. Unless terminated in accordance with Sections 4 or 5, the Employment Term shall consist of a term of twelve (12) calendar months time period beginning on April 16, 1997 and ending April 15, 1998 (the "Employment Year").

     3.  COMPENSATION.

      (a) The basic annual compensation of the Employee for his employment services hereunder shall be $120,000.00 per annum, which shall be payable in bi-monthly payments (less applicable federal, state and local withholding taxes with respect thereto) at the same time and method as the other employees of the Company are paid.

      (b) Employee shall also be eligible to receive an annual bonus from the Company at the end of the 1997 calendar year (which may be payable in cash, additional stock options, or a combination of cash and stock options) as determined in the sole and absolute discretion of the President of the Company.

     (c) As soon as possible after April 16, 1997, the Company shall grant to Employee an option to purchase 50,000 shares of common stock of the Company (the "Option Shares") pursuant to, and under the existing 1996 Stock Option Plan of the Company, dated as of September 17, 1996. The exercise price for such Option shares shall be the market price of the common stock of the Company as of the date of such grant. It is agreed that the Option Shares shall vest for all purposes as of the date of grant.

      (d) Employee shall be entitled to receive reimbursement throughout the Employment Term for normal and customary business expenses; provided that such expenses are approved in advance by the President of the Company.

      (e) Employee shall receive a car allowance in the amount of $500.00 per calendar month, which amount shall be paid, in advance, on a monthly basis to Employee.

      (f) The Company will provide Employee with health insurance benefits and life insurance coverage and other benefits in accordance with current Company policy as described in the Schedule A, attached hereto and made a part hereof.

   4. TERMINATION FOR CAUSE - WITHOUT SEVERANCE COMPENSATION. The Employment Term may be terminated for "Cause" by the Company without written notice only upon the occurrence of any of the following: (i) the inability of the Employee to perform his duties hereunder by reason of any mental or physical disability for a period of more than three consecutive months; (ii) the death of the Employee; or (iii) the gross negligence of the Employee, or (iv) the indictment of the Employee for fraud, misappropriation, embezzlement or any felony; or (v) the wilful refusal of the Employee to perform or execute any reasonable directive of the President of the Company or the board of directors of the Company. No severance payments shall be payable to Employee in the event the Employment Term or this Agreement is terminated by the Company for Cause.

    5. TERMINATION WITHOUT CAUSE - WITH SEVERANCE COMPENSATION. The Company shall have the right at any time to terminate the Employment Term without Cause (as set forth in Paragraph 4), for any reason or for no reason. If the Employee is terminated without Cause, the Employee shall be entitled to receive severance from the Company for a one month period following the effective date of such termination, which severance (1) shall be equal to one payment of 1/12th of the then current base salary of Employee (less applicable federal, state and local withholding with respect thereto) and (2) shall be payable at the same time and by the same method as the base salary of Employee would have been paid to Employee if Employee were employed by the Company for such one-month period. During the one-month severance period, the car allowance and the other benefits of the Company would not be payable to Employee. If the Employment Agreement is not renewed or is not extended or is not renewed at the same salary level, in each case, for any reason other than for Cause, then the foregoing severance payments shall be payable by the Company to Employee. Except for a resignation by Employee following a reduction of Employee's salary level, no severance payments shall be payable to Employee in the event Employee voluntarily resigns from the Company for any reason or for no reason. No payments shall be made to Employee for unused vacation days under any circumstances.

     6. INDEMNIFICATION. The Company shall indemnify Employee pursuant to the Indemnity Agreement attached hereto as EXHIBIT A.




                                      2

     7.  CONFIDENTIALITY.

         (a) During the Employment Term and for an additional period of five years thereafter, Employee shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the Company or its subsidiaries, any Confidential Information. "CONFIDENTIAL INFORMATION" means information relating to the services or operations of the Company or any subsidiary thereof that is not generally known, is proprietary to the Company or such subsidiary and is made known to Employee or learned or acquired by Employee while in the employ of the Company, including, without limitation,
(i) information relating to research, development, purchasing, accounting, marketing, merchandising, advertising, selling, leasing, finance and business methods and techniques, (ii) customer lists and other information relating to past, present or prospective customers and (iii) the terms and conditions of any lease, mortgage or other property document related to any property owned, leased or operated by the Company or by any partnership controlled by the Company. However, Confidential Information shall not include under any circumstances any information with respect to the foregoing matters that becomes publicly available through no fault of Employee or is available to Employee from other sources who have not secured such information on a confidential basis from the Company or any affiliate thereof. All materials or articles of information of any kind furnished to Employee by the Company, by any partnership controlled by the Company or any of its subsidiaries or developed by Employee in the course of his employment hereunder are and shall remain the sole property of the Company, such partnership or such subsidiary, as applicable; and if the Company, such partnership or such subsidiary, as applicable, requests the return of such information at any time during, upon or after the termination of Employee's employment, Employee shall immediately deliver the same to the Company, such partnership or such subsidiary, as applicable.

        (b) Employee acknowledges that, in view of the nature of the business in which the Company and its subsidiaries are engaged, the restrictions contained in Section 7(a) above (the "RESTRICTIONS") are reasonable and necessary in order to protect the legitimate interests of the Company and its subsidiaries, and that any violation thereof would result in irreparable injuries to the Company and its subsidiaries, and Employee therefore further acknowledges that, in the event Employee violates, or threatens to violate, any of such Restrictions, the Company and its subsidiaries shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Company or its subsidiaries may be entitled. In addition, Employee acknowledges that a wilful violation of the Restrictions by Employee shall also constitute "Cause" for the purpose of this Agreement.

        (c) If any Restriction, or any part thereof, shall be determined in any judicial or administrative proceeding to be invalid or unenforceable, the remainder of the Restrictions shall not thereby be affected and shall be given full effect, without regard to the invalid provisions. If the period of time or the area specified in the Restrictions shall be determined in any judicial or administrative proceeding to be unreasonable, then the court or administrative body shall have the power to reduce the period of time or the area covered and, in its reduced form, such provisions shall then be enforceable and shall be enforced.





                                     3
   8.  GENERAL.

        (a) GOVERNING LAW. The terms of this Agreement shall be governed by the laws of the State of New Jersey.

       (b) ASSIGNABILITY. The Employee may not assign his interest in or delegate his duties under this Agreement.

       (c) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and Employee.

        (d) NOTICES. Any notices required hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses (or to such other address as one party may designate by written notice to the other):

            If to the Employee:  Gary Flicker
                                 4 Martine Avenue
                                 Apartment 1412
                                 White Plains, NY  10606

            If to the Company:   DVL, Inc.
                                 24 River Road
                                 Bogota, NJ  07603
                                 Or to the office of the President

       (e) ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

        (f) DURATION. Notwithstanding the termination of the Employment Term and of the Employee's employment by the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under this Agreement.

       (g) WAIVER. No waiver by the Company of any breach by the Employee of this Agreement shall be construed to be a waiver as to succeeding breaches.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement as of the date first written above.

                                            DVL, Inc.

                                            By: /s/ Alan E. Casnoff
                                            ----------------------
                                            Alan E. Casnoff
                                            President


                                            /s/Gary Flicker
                                            ----------------------
                                            Gary Flicker









                                       4


                               SCHEDULE A

1. Health Insurance Benefits for Employee: Oxford Freedom Plan or substantially similar coverage, on file at the offices of the Company

2.  Dental Insurance Benefits:  Fortis Benefits Insurance Company
Participation Number 2000209 or substantially similar coverage, on file at the offices of the Company.

3. Life and Accidental Death and Dismemberment Plan: UNUM Life Insurance Company of America Policy Number 107650-012 or substantially similar coverage, on file at the offices of the Company

4. 401K Savings Plan: DVL, Inc. Savings Plan dated January 1, 1987, as amended, on file at the offices of the Company

5. Vacation and sick/personal time: 4 weeks vacation for each Employment Year, which may not be carried over from year to year if unused.

6. Such other benefits which may, from time to time, be provided by the Company to the senior executives of the Company.




































                                       5
























                             EXHIBIT A
                             ---------

                      INDEMNIFICATION AGREEMENT
                      -------------------------


      THIS INDEMNIFICATION AGREEMENT, made and entered into the 16th day of April, 1997 ("Agreement"), by and between DVL, Inc., a Delaware corporation (the "Company", which term shall include any one or more of its subsidiaries where appropriate), and Gary Flicker ("Indemnitee"):

       WHEREAS, highly competent persons are more reluctant to serve publicly-held corporations as directors or officers or in other capacities unless they are provided with adequate protection against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, such corporation; and

    WHEREAS, the statutes and judicial duties regarding officers' and directors' duties are often difficult to apply, ambiguous or conflicting and therefore fail to provide such persons with adequate and reliable knowledge of legal risks to which they are exposed or information regarding the proper cause of action to take; and

      WHEREAS, the current impracticability of obtaining adequate insurance and the uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons; and

    WHEREAS, the Board of Directors of the Company (the "Board") has determined that such difficulty is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

      WHEREAS, the Company believes it is unfair for the directors and officers to assume the risk of huge judgments and other expenses which may occur in cases in which the director or officer acted in good faith; and

      WHEREAS, Section 145 of the General Corporation law of Delaware ("Section 145") under which the Company is organized, empowers the Company to indemnify its officers and directors by agreement and expressly provides that the indemnification provided by Section 145 is not exclusive; and

      WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

       WHEREAS, Indemnitee is willing to serve, continue to serve and/or to take on additional service for or on behalf of the Company on the condition that he be so indemnified;

       NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

     1.  DEFINITIONS FOR PURPOSES OF THIS AGREEMENT:

         (a) "Change in Control" means a change in control of the Company that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A (or in response to any similar item or similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than two-thirds of the Board thereafter; (iii) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least two-thirds of the Board; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets.

        (b) "Potential Change in Control" shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) a person (including the Company) publicly announces a legitimate intention to take or to consider taking actions which if consummated would constitute a Change in Control;
(iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding Voting Securities, increases his beneficial ownership of such securities by five percentage points or more over the percentage so owned by such person; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

        (c) "Corporate Status" describes the status of a person who is or was or has agreed to become a director or officer of the Company.

       (d) "Disinterested Directors" means a director of the Company who is and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

      (e) "Proceeding" includes any threatened, pending or completed inquiry, action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 12(a) of this Agreement to enforce his rights under this Agreement.

       (f) "Expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which he is not otherwise compensated by the Company or any third party, provided that the rate of compensation and estimated time involved is approved in advance by the Board), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a Proceeding (including amounts paid in settlement by or on behalf of Indemnitee), or the prosecution of an action or proceeding, including appeals, to establish or enforce a right to indemnification under this Agreement, Section 145 or otherwise. Expenses as defined herein, shall not include any judgments, fines, or penalties actually levied against the Indemnitee.

        (g) "Independent Counsel" means (i) any law firm or member of a law firm which the Board may designate from time to time provided that the law firm or member of the law firm so designated is experienced in matters of corporate law and neither presently is, nor in the past five years has been, retained to represent: (A) the Company or Indemnitee in any matter material to either such party, or (B) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement arising on or after the date of this Agreement, regardless of when the Indemnitee's act or failure to act occurred.

     2.  SERVICES BY INDEMNITEE.

         Indemnitee agrees to serve or continue to serve as an officer of the Company so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the By-Laws of the Company or until such time as he tenders his resignation in writing. This Agreement shall not impose any obligation on the Indemnitee or the Company to continue the Indemnitee's position with the Company beyond any period otherwise applicable, nor to create any right to continued employment of the Indemnitee in any capacity.

     3.  GENERAL.

      The Company shall indemnify, and shall advance Expenses to Indemnitee as provided in this Agreement and to the fullest extent permitted by law.

    4.  PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE
        RIGHT OF THE COMPANY.

        Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any Proceeding, other than a Proceeding by or in the right of the Company. Pursuant to this Section 4, Indemnitee shall be indemnified against Expenses, including amounts paid in settlement, as well as any judgments, fines and penalties levied or awarded against him in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

    5.  PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY.

        Indemnitee shall be entitled to the rights of indemnification provided in this Section 5, if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against Expenses actually incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company if such indemnification is not permitted by the laws of the State of Delaware or other applicable law; provided, however, that indemnification against Expenses nevertheless shall be made by the Company in such event to the extent that the court in which such Proceeding shall have been brought or is pending, shall determine.

     6.  INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY
         OR PARTLY SUCCESSFUL.

         Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section, but without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal or withdrawal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     7.  ADVANCE OF EXPENSES.

         The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty days after the receipt by the Company of a statement(s) from Indemnitee requesting such advance(s) from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall evidence or reflect the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any expenses advanced if it is determined ultimately that Indemnitee is not entitled to be indemnified against such Expenses.

     8.  PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO
         INDEMNIFICATION.

         (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Promptly upon receipt of such a request for indemnification, the Secretary of the Company shall advise the Board of Directors in writing that Indemnitee has requested indemnification.

         (b) Upon written request by Indemnitee for indemnification pursuant to Section 8(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case as follows: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board of Directors, in which case the determination shall be made in the manner provided below in clauses (ii) or
(iii)); (ii) if a Change of Control shall not have occurred, (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, if such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; (iii) as provided in Section 9(B) of this Agreement; and, if it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within
(10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification. Any costs or Expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating shall be borne by the Company (regardless of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

         (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, and no counsel shall have been designated previously by the Board or the Independent Counsel so designated is unwilling or unable to serve, then (i) if no Change of Control shall have occurred, the Independent Counsel shall be selected by the Board and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected; (ii) if a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 7 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirement of "Independent Counsel" as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to
Section 8(a) hereof, no Independent Counsel shall have been selected or if selected, shall have been objected to, in accordance with this Section 8(c),either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under Section 8(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with the performance of his responsibilities pursuant to Section 8(b) hereof, and the Company shall pay all reasonable fees and Expenses incident to the implementation of the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12 hereof, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

     9.  PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

        (a) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with
Section 8(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption by any person, persons or entity.

         (b) If within 30 days after receipt by the Company of the request for indemnification, the Board shall not have made a determination under
Section 8(b)(i) or 8(b)(ii)(A) with regard thereto, the requisite determination of entitlement to indemnification shall be deemed to have been made in favor of the Indemnitee who then shall be entitled to such indemnification. The foregoing provisions of this Section 9(b) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b)(i) or 8(b)(ii)(B) of this Agreement.

        (c) The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

    10.  ASSUMPTION OF DEFENSE.

          In the event the Company shall be obligated to pay the Expenses of any Proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that (i) the Indemnitee shall have the right to employ his counsel in such Proceeding at the Indemnitee's expense; and (ii) if (a) the employment of counsel by the Indemnitee has been previously authorized in writing by the Company, (b) the Company shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (c) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, the fees and Expenses of the Indemnitee's counsel shall be at the expense of the Company.

    11.  ESTABLISHMENT OF A TRUST.

         (a) In the event of a Potential Change in Control, the Company, upon written request by the Indemnitee, shall create a trust for the benefit of the Indemnitee and from time to time upon written request of the Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Expenses which at the time of each such request it is reasonably anticipated will be incurred in connection with a Proceeding for which the Indemnitee is entitled to rights of indemnification under Section 4 or 5 hereof, and any and all judgments, fines, penalties and settlement amounts of any and all proceedings for which the Indemnitee is entitled to rights of indemnification under Section 4 or 5 from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the party who would be required to make the determination of the Indemnitee's right to indemnification under Section 8(b) hereof (the "Reviewing Party"). The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the trustee shall advance, within two business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the trust under the circumstances under which the Indemnitee would be required to reimburse the Company under
Section 7 hereof), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be an institutional trustee with a highly regarded reputation chosen by the Indemnitee. Nothing in this Section 11 shall relieve the Company of any of its obligations hereunder.

         (b) Nothing contained in this Section 11 shall prevent the Board in its discretion at any time and from time to time, upon request of the Indemnitee, from providing security to the Indemnitee for the Company's obligations hereunder through an irrevocable line of credit, funded trust as described in Section (a) above, or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

    12.  REMEDIES OF INDEMNITEE.

         (a) In the event that any one or more of the following events shall have occurred: (i) a determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement; (ii) Expenses are not advanced timely in accordance with Section
7 of this Agreement; (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) of this Agreement and such determination shall not have been made and delivered in a written opinion within 90 days after receipt by the Company of the request for indemnification; (iv) payment of indemnification is not made pursuant to
Section 6 of this Agreement within ten days after receipt by the Company of a written request therefor; (v) payment of indemnification is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to
Section 9(b) of this Agreement; and/or (vi) the Company fails to comply with its obligations under Section 11(a) with regard to the establishment or funding of a trust for Expenses, the Indemnitee shall be entitled to an adjudication of his entitlement to such indemnification, advancement of Expenses or the establishment and funding of the trust in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

         (b) Whenever a determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification, the judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, in any judicial proceeding or arbitration commenced pursuant to this Section 12.

         (c) If a determination shall have been made or deemed to have been made pursuant to Section 8 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12 absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

         (d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

          (e) In the event that Indemnitee, pursuant to this Section 12 seeks a judicial adjudication or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in this Agreement) actually incurred by him in connection with obtaining such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

    13.  NON-EXCLUSIVITY; DURATION OF AGREEMENT; INSURANCE:
         SUBROGATION.

       (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company's certificate of incorporation or by-laws, any other agreement, a vote of stockholders or a resolution of directors, or otherwise. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as an officer or director of the Company, or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

         (b) (i) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors and officers of the Company, Indemnitee shall be covered by such policy or policies in accordance with the terms thereof to the maximum extent of the coverage available for any such director or officer under such policy or policies. The Company shall take all necessary or appropriate action to cause such insurers to pay on behalf of the Indemnitee all amounts payable as a result of the commencement of a proceeding in accordance with the terms of such policy.

           (ii) For a period of three years after the date the Indemnitee shall have ceased to serve as an officer or director of the Company, the Company will provide officers and directors liability insurance for Indemnitee on terms no less favorable than the terms of the liability insurance which the Company then provides to the current officers and directors, provided that the Company provides officers and directors liability insurance to its current officers and directors, and provided further that the annual premiums for the liability insurance to be provided to the Indemnitee do not exceed by more than 50% the premium charged for the coverage available for any of the Company's current officers and directors.

       (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

         (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee otherwise actually has received such payment under any insurance policy, contract, agreement or otherwise.

    14.  SEVERABILITY.

         If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

    15.  EXCEPTION TO RIGHT OF INDEMNIFICATION OR ADVANCEMENT OF
         EXPENSES.

         Except as otherwise provided specifically herein, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim herein, brought or made by him against the Company.

    16.  HEADINGS.

         The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

    17.  MODIFICATION AND WAIVER.

       This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver or any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

    18.  NOTICE BY INDEMNITEE.

         Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure to give any such notice shall not disqualify the Indemnitee from indemnification hereunder.

    19.  NOTICES.

        All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand to the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage paid.

                (a)   If to Indemnitee, to:

                      Gary Flicker
                      4 Martine Avenue
                      Apartment 1412
                      White Plains, NY  10606

                (b)   If to the Corporation, to:

                      DVL, Inc.
                      P.O. Box 408
                      24 River Road
                      Bogota, New Jersey  07603
                      ATTN: President


or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

    20.  GOVERNING LAW.

          The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


ATTEST:                               DVL, INC.



/s/ Daniel Baldwin                    By: /s/ Alan Casnoff
-------------------------             -------------------------------
Daniel Baldwin, Secretary             Alan Casnoff, President


                                      INDEMNITEE:


                                      /s/ Gary Flicker
                                      -------------------------------
                                      Gary Flicker